Exhibit 4.36

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of December 10, 2024 (the “First Amendment Effective Date”), is among WAVESTREAM CORPORATION, a Delaware corporation (the “Borrower”), GILAT SATELLITE NETWORKS LTD., a company incorporated under the laws of the State of Israel (the “Parent”), the Lenders party hereto, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), as Administrative Agent (in such capacity, the “Administrative Agent”).

BACKGROUND

A.          The Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 13, 2024 (the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.          The Parent and the Borrower have requested that the Administrative Agent and the Lenders amend the Credit Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.          AMENDMENTS TO THE CREDIT AGREEMENT.  The parties agree that, subject only to the satisfaction (or waiver) of the conditions set forth in Section 3 hereof, effective as of the First Amendment Effective Date, the Credit Agreement shall be amended in the following respects:

(a)          Applicable Amortization Percentage.  The grid set forth in the definition of “Applicable Amortization Percentage” in Section 1.1 of the Credit Agreement is hereby deleted, and the following grid is hereby substituted therefor:

Fiscal Quarter Ending On Or About	Applicable Amortization Percentage
June 30, 2025 – March 31, 2026	1.250%
June 30, 2026 – March 31, 2027	1.875%
June 30, 2027 and each fiscal quarter ending thereafter	2.500%

(b)          Term Loan Repayment Date.  The reference to “March 31, 2025” in Section 2.9(b) of the Credit Agreement is hereby deleted, and the reference of “June 30, 2025” is hereby substituted therefor.

(c)          Pro Forma Compliance Certificate.  Section 4.2(h) is amended and restated in its entirety to read as follows:

(h)          The Administrative Agent and the Lenders shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, demonstrating pro forma compliance with Section 6.1 after giving effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date.

(d)          Termination Date.  The reference to “December 12, 2024” in the second sentence of the last paragraph of Section 4.2 of the Credit Agreement is hereby deleted, and the reference of “January 11, 2025” is hereby substituted therefor.

(e)          Compliance Certificate.  Section 5.1(c) is amended and restated in its entirety to read as follows:

(c)         concurrently with any delivery of financial statements under clause (a) or (b), a duly completed and executed Compliance Certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit G attached hereto, (i) certifying as to whether a (a) Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, provided the Borrower’s obligation to deliver a Compliance Certificate under this clause (c) does not apply to any fiscal quarter ended prior to the Effective Date;

2.          REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, each of the Borrower and the Parent represents and warrants that, as of the date hereof, after giving effect to the amendments provided for in this First Amendment:

(a)          the representations and warranties contained in Article III of the Credit Agreement and in the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects only as of such earlier date;

(b)          no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)          (i) it has full power and authority to execute and deliver this First Amendment, (ii) this First Amendment has been duly executed and delivered by it, and (iii) this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and the Parent, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, (regardless of whether enforcement is sought in a proceeding in equity or at law and subject to an implied covenant of good faith and fair dealing, and except as rights to indemnity may be limited by federal or state securities laws); and

(d)          its execution, delivery and performance of this First Amendment and the Credit Agreement, as amended hereby, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Applicable Law or Organizational Documents of any Loan Party or any Subsidiary thereof or any order of any Governmental Authority or any IIA Grant (including the conditions or requirements thereof), (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary thereof or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary thereof, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary thereof (except for Liens created by the Security Documents), in each case, except where the failure to obtain such consent or approval or the such violation or default, individually or in the aggregate, would not reasonably be expected to adversely affect the applicable Loan Party in material respects and with respect to filings and registrations, except for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any United States patents, registered trademarks, registered copyrights, or applications for any of the foregoing), applicable filings in any foreign jurisdiction and the Mortgage.

3.          CONDITIONS TO EFFECTIVENESS.  This First Amendment shall be effective as of the First Amendment Effective Date subject to the satisfaction or completion of the following or the waiver by the Administrative Agent or the Lenders of same in accordance with Section 9.2 of the Credit Agreement, all in a manner satisfactory to the Administrative Agent and the Lenders:

(a)          there shall exist no Default or Event of Default (other than as heretofore waived) before and immediately after giving effect to this First Amendment;

(b)          the Administrative Agent shall have received a counterpart signature page to this First Amendment duly executed and delivered by the Borrower and the Parent;

(c)          the Administrative Agent shall have received such documents, incumbency and other certificates as the Administrative Agent or its counsel or the Lenders may reasonably request relating to the organization, existence and good standing (or the equivalent thereof in the applicable jurisdiction) of the Loan Parties;

(d)          the representations and warranties set forth in the immediately preceding Section of this First Amendment entitled “Representations and Warranties” shall be true and correct as of the First Amendment Effective Date;

(e)          the Borrower shall have paid all fees and expenses of the Administrative Agent’s counsel, Greenberg Traurig, LLP set forth on a summary invoice provided to Borrower (without waiver of privilege or confidentiality).

4.         REFERENCE TO THE CREDIT AGREEMENT.  Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.  This First Amendment shall be a Loan Document.  The Credit Agreement, as amended by this First Amendment, shall remain in full force and effect and is hereby ratified and confirmed.

5.         COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay promptly after demand all reasonable, documented and out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto).

6.         EXECUTION IN COUNTERPARTS.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

7.         HEADINGS.  Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

8.         GOVERNING LAW; JURISDICTION; ETC.  Section 9.9 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section were set forth in full herein.

9.         BINDING EFFECT.  This First Amendment shall be binding upon the parties hereto and their respective successors and assigns.

10.      ENTIRE AGREEMENT.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FIRST AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

 Signature page follows.

Each of the parties has signed this First Amendment as of the day and year first above written.

WAVESTREAM CORPORATION, as Borrower

By:
Name: Adi Sfadia, Gil Benyamini
Title: Directors

GILAT SATELLITE NETWORKS LTD., as Parent

By:
Name: Doron Kerbel, Gil Benyamini
Title: General Counsel, CFO

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: James Cochran
Title: Analyst

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:
Name: Benjamin Shassol Title: Relationship Banker

Signature Page to First Amendment to Credit Agreement